Exhibit 23.2

Consent of Independent Auditors

The Board of Directors

Genesis Microchip Inc.

We consent to the use of our report on the consolidated financial statements of Genesis Microchip Inc. incorporated by reference herein and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus.

KPMG LLP

Toronto, Ontario

July 2, 2003